                                                                    Exhibit 99.1

                                                        NEWS RELEASE
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15301 w. 109th Street, Lenexa, KS  66219   Phone:  913-647-0158  Fax:  913-647-0132

FOR IMMEDIATE RELEASE:

Contact: Karl B. Gemperli
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

ELECSYS CORPORATION REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

Lenexa, Kansas (July 23, 2004) - Elecsys Corporation (AMEX: ASY), today announced its financial results for the fourth quarter and fiscal year ending
April 30, 2004.

Fourth quarter 2004 results:
         Sales for the quarter ended April 30, 2004 were $2,505,000, a decrease of $613,000 or 20%, from sales of $3,118,000 for the same period in fiscal 2003.
The decrease was primarily the result of decreases in sales in the electronic hybrids product line as a result of our largest customer moving the manufacture of its product to an offshore production facility used by its parent company.
This decrease was slightly offset by increases in sales during the period in the electronic assembly and LCD resale product lines as compared to the comparable period a year ago. We expect to experience an increase in sales for the first half of fiscal 2005 as compared to the first half of fiscal 2004, as we continue to aggressively pursue customer opportunities that include electronic assembly and electronic hybrid products for new customers and new products for existing customers.
         Gross margin was $853,000 or 34% of sales for the three-month period ended April 30, 2004, as compared to $1,041,000 or 33% of sales for the three-month period ended April 30, 2003. This slight increase in gross margin percentage for the current period reflected a favorable product mix combined with a decrease in sales for the period. We expect that gross margins over the next few quarters will decrease from the percentage achieved during this period and should continue near the average margin level of 28% achieved during the fiscal year.
         Operating expenses for the three-month period ended April 30, 2004 were
$566,000, a decrease of $173,000, or 23%, from the same period in fiscal 2003 when expenses totaled $739,000, excluding asset acquisition expenses. We believe that operating expenses will continue near their current levels over the next few quarters and we will continue our efforts to control and minimize corporate expenditures and manage operating costs.
         Operating income for the three-month period ending April 30, 2004 was
$287,000, as compared to operating income of $166,000 for the comparable period in the prior fiscal year, which included $136,000 of asset acquisition expenses.
         As a result, net income was $248,000, or $0.09 per fully diluted share, for the quarter, as compared to net income of $97,000, or $0.03 per fully diluted share, for the comparable

period of the prior year.

Fiscal year 2004 results:
         Sales for the fiscal year ended April 30, 2004 were $10,612,000, a decrease of $679,000 or 6% from $11,291,000 for fiscal year 2003.
         Gross margin for the fiscal year ended April 30, 2004 was 28%, or
$2,973,000, compared to 32%, or $3,621,000, for the fiscal year ended April 30,
2003.
         Operating expenses were $2,767,000. In the fiscal year ended April 30,
2003, these expenses totaled $3,226,000 and included $381,000 of asset acquisition related expenses.
         Operating income for fiscal 2004 was $206,000 as compared to operating income of $395,000 for the prior fiscal year.
         Net income for the fiscal year ended April 30, 2004, amounted to
$23,000, or $0.01 per fully diluted share as compared to a net loss of
$1,404,000, or $(0.50) per fully diluted share, for the fiscal year ended April
30, 2003, which included the $1,618,000 charge for goodwill impairment as a result of the adoption of Statement of Financial Accounting Standards No. 142,
Goodwill and Other Intangible Assets, on May 1, 2002.

         Karl B. Gemperli, Chief Executive Officer, stated, "We are extremely pleased with the financial results for the fourth quarter even though our results for the year fell short of our expectations. The achievement of these results after the loss of a major customer, in a difficult economic environment, is a tribute to the talent and dedication of our people." Gemperli continued,
"During the second half of the fiscal year, we adopted a more focused sales approach and streamlined our operations to reduce our fixed operating costs.
This enabled us to significantly improve our bottom-line performance and achieve profitability for the year, our top priority. While the business environment remains challenging, our specialized capabilities are providing numerous new customer opportunities and we expect improved results in fiscal 2005."

Elecsys Corporation, through its wholly owned subsidiary DCI, Inc., is a designer, manufacturer, and integrator of custom electronic interface solutions for original equipment manufacturers ("OEMs") in the medical, aerospace, communications and industrial product industries. The Company has specialized capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies such as custom liquid crystal displays, light emitting diode displays, and keypads with circuit boards and other electronic components. The Company becomes an extension of the OEM's organization by providing key expertise that enables rapid development and manufacture of electronic products from product conception through volume production. For more information, visit our websites at www.elecsyscorp.com and
www.dciincorporated.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2004. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)
                                                      Three Months Ended April 30,           Year Ended April 30,
                                                         2004             2003               2004             2003
                                                         ----             ----               ----             ----
Sales                                                    $2,505           $3,118          $10,612           $11,291
Cost of products sold                                     1,652            2,077            7,639             7,670
                                                   -------------    -------------    -------------    --------------
Gross margin                                                853            1,041            2,973             3,621

Selling, general and administrative
  expenses                                                  566              739            2,767             2,845
Asset acquisition related expenses                           --              136               --               381
                                                   -------------    -------------    -------------    --------------
Total operating expenses                                    566              875            2,767             3,226
                                                   -------------    -------------    -------------    --------------

Operating income                                            287              166              206               395

Other income (expense):
  Interest expense                                         (46)             (70)            (226)             (187)
  Other income, net                                          --                1                4                 6
                                                   -------------    -------------    -------------    --------------
Income before income
  taxes and cumulative effect of
  accounting change                                         241               97             (16)               214
Income tax benefit                                            7               --               39                --
                                                   -------------    -------------    -------------    --------------
Income before cumulative
  effect of accounting change                               248               97               23               214
Cumulative effect of accounting
  change                                                     --               --               --           (1,618)
                                                   -------------    -------------    -------------    --------------

Net income (loss)                                          $248              $97             $ 23          $(1,404)
                                                   =============    =============    =============    ==============

Income (loss) per share
  information:
  Basic and diluted
   Income per share before
     cumulative effect of accounting
     change                                               $0.09            $0.03            $0.01            $ 0.08
   Cumulative effect of accounting
     Change                                                  --               --               --            (0.58)
                                                   -------------    -------------    -------------    --------------
     Net income (loss) per share                          $0.09            $0.03            $0.01           $(0.50)
                                                   =============    =============    =============    ==============
Weighted average common shares outstanding:
   Basic                                                  2,791            2,791            2,791             2,791
   Diluted                                                2,835            2,857            2,860             2,823